UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 845-6511
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2022, Restaurant Brands International Inc. (“RBI”) and Lodgepole 231 LLC, a Delaware limited liability company of which J. Patrick Doyle is the sole member, entered into a stock purchase agreement for the purchase of 500,000 common shares of RBI in a private placement at a price per share equal to the average closing price on the New York Stock Exchange for the five trading days preceding the agreement. The purchase agreement contains customary representations, warranties and covenants and is expected to close on November 21, 2022, subject to regulatory approval. Mr. Doyle has agreed to directly or indirectly hold the purchased shares for at least five years, subject to certain exceptions. The private placement was approved by the Board of Directors of RBI.

At the time Lodgepole 231 LLC entered into the stock purchase agreement, Mr. Doyle did not hold any direct or indirect beneficial interest in RBI common shares.

The foregoing summary of stock purchase agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the agreement filed as Exhibit 10.82 hereto

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 16, 2022, RBI announced that the Board of Directors of RBI appointed J. Patrick Doyle to become Executive Chairman of RBI.

Mr. Doyle served as an executive partner focused on the consumer sector of the Carlyle Group, a global diversified investment firm from September 2019 through November 2022. Prior to that he served as the chief executive officer of Domino’s Pizza, from March 2010 to June 2018, having served as president from 2007 to 2010, as executive vice president of Domino’s Team USA from 2004 to 2007 and as executive vice president of Domino’s Pizza International from 1999 to 2004. Mr. Doyle has served on the board of directors of Best Buy Co., Inc. since November 2014 and has been the Chairman of Best Buy’s board since May 2020. Mr. Doyle earned his M.B.A. from The University of Chicago Booth School of Business, and his B.A. from The University of Michigan. Mr. Doyle is 59 years old and resides in Florida, United States.

Effective November 16, 2022, RBI entered into an offer letter with Mr. Doyle, with respect to his employment as Executive Chairman. Mr. Doyle will report to RBI’s Board of Directors and is expected to be appointed to the Board in January 2023 as its Executive Chair. He will not receive any base salary nor be eligible for the annual bonus plan. In lieu of such compensation, he will receive a one-time equity grant as described below on or about November 21, 2022.

In connection with his appointment as Executive Chairman, the Compensation Committee approved the grant of (i) 2,000,000 options with an exercise price of the fair market value on the date of grant that vest after five years and expire after ten years; (ii) 500,000 restricted stock units that vest ratably over five years; and (iii) 750,000 performance share units that vest after five and half years and may be earned from 50% for threshold performance to 200% for maximum performance, based on meeting performance targets tied to the appreciation of the price of RBI common shares, with none of the award being earned if the threshold performance is not met. Target performance for the performance share units will be $97.87, approximately a 10% compound annualized return, with threshold performance earned at $81.32, approximately a 6% compound annualized return, and maximum performance earned at $122.23, approximately a 15% compound annualized return, in each case for RBI’s share price over five years. For the performance award, the target amount can be earned using the volume weighted average price on the NYSE over 30 consecutive trading days (plus cumulative dividends) during the period from two and half years following the grant date until five and half years following the grant date, but if earned prior to the end of such period will be subject to forfeiture based on continued services as further described in the performance award agreement. Any amounts greater than the target amount will be earned based on the price of RBI common shares (plus cumulative dividends) during the last year of the award. Although an employee Executive Chairman, Mr. Doyle may engage in other part-time services that are not competitive with RBI.

There are no arrangements or understandings between Mr. Doyle and any other persons pursuant to which Mr. Doyle was selected as the Executive Chairman of the Company. There are no family relationships between Mr. Doyle and any director or executive officer of the Company. Other than the arms’-length purchase of shares entered into prior to his engagement, Mr. Doyle does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The foregoing summary of Mr. Doyle’s offer letter and the award agreements for the options, restricted stock units and performance share units do not purport to be complete and are qualified in their entirety by reference to the complete terms of the offer letter filed as Exhibit 10.83 hereto, the option award agreement filed as Exhibit 10.84, the restricted stock unit award agreement filed as exhibit 10.85 and the performance award agreement filed as Exhibit 10.86, each of which is incorporated herein by reference.

A copy of the press release issued by the Company on November 16, 2022, announcing Mr. Doyle’s appointment as Executive Chairman is attached as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.82	Stock Purchase Agreement, dated November 15, 2022 between Restaurant Brands International Inc. and Lodgepole 231 LLC.
10.83	Offer Letter, dated November 15, 2022, between J. Patrick Doyle and Restaurant Brands International US Services LLC.
10.84	Form of Option Award Agreement for J. Patrick Doyle
10.85	Form of Restricted Stock Unit Award Agreement for J. Patrick Doyle
10.86	Form of Performance Award Agreement
99.1	Press Release dated November 16, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: November 16, 2022	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary